Press Release

    Date:    February 20, 2024                Contact: Enstar Communications
    For Release: Immediately             Telephone: +1 (441) 292-3645

Enstar Group Limited Reports Fourth Quarter and 2023 Year-End Results

•Full year 2023 Net Income attributable to Enstar Ordinary Shareholders of $1.1 billion, Return on Equity of 24.2% and Growth in Book Value per Ordinary Share of 31.0% to $343.45 (Fully Diluted* $336.72)
•Fourth Quarter Net Income attributable to Enstar Ordinary Shareholders of $599 million and Return on Equity of 13.7%
•Closed Previously Announced Transaction with AIG
•Repurchased 841,735 Voting Ordinary Shares for $191 Million at a Significant Discount to Book Value Per Ordinary Share
HAMILTON, Bermuda - February 20, 2024 - Enstar Group Limited (Nasdaq: ESGR) today announced financial results for the fourth quarter and full year 2023.
Fourth Quarter 2023 Highlights:

•Net income attributable to Enstar ordinary shareholders of $599 million, or $39.71 per diluted ordinary share, for the quarter compared to net loss attributable to Enstar ordinary shareholders of $227 million, or $13.26 per diluted ordinary share, for the three months ended December 31, 2022.
•Return on equity ("ROE") of 13.7% and Adjusted ROE* of 9.0% for the quarter compared to 5.5% and 4.0%, respectively, in the fourth quarter of 2022. ROE performance was driven by investment returns of $463 million and a tax benefit from the enactment of the Bermuda Corporate Income Tax Act 2023 in December 2023 of $205 million. Adjusted ROE* excludes $194 million of net realized and unrealized gains on our fixed maturities and funds held - directly managed.
•Run-off liability earnings ("RLE") of $96 million for the quarter was driven by favorable development on our workers' compensation and property lines of business and a reduction in the provisions for ULAE, partially offset by a charge to increase the value of certain portfolios that are held at fair value due to decreases in global corporate bond yields and adverse development on our general casualty line of business. In comparison, RLE of $280 million in the comparative quarter was positively impacted by income resulting from reductions in the value of certain portfolio liabilities that are held at fair value due to increases in global corporate bond yields, favorable development in our workers’ compensation and marine, aviation and transit lines of business, and the recognition of a gain on commutation of Enhanzed Re’s catastrophe reinsurance business. The comparative annual results were partially offset by adverse development on our general casualty and motor lines of business.
•Annualized total investment return (“TIR”) of 14.8% and Annualized Adjusted TIR* of 5.5% compared to 3.5% and 1.9%, respectively, for the three months ended December 31, 2022. Recognized investment results benefited from net realized and unrealized gains on our fixed maturities, including other comprehensive income (“OCI”) of $414 million, net investment income of $176 million and net unrealized gains on our other investments, including equities, of $102 million.
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•Signed agreement with American International Group, Inc. (“AIG”) to provide protection to AIG on its retained exposure to adverse development on Validus Re carried loss reserves, up to a limit of $400 million. The agreement became effective as of November 1, 2023, corresponding to the closing of AIG’s sale of Validus Re to RenaissanceRe.
•Repurchased 841,735 voting ordinary shares for $191 million at a price per share of $227.18, representing a 5% discount to the trailing 10-day volume weighted average price of our voting ordinary shares at the agreed November 2023 measurement date.
•Acquired remaining 41.0% equity interest in StarStone Specialty Holdings Limited (“SSHL”) in exchange for total consideration of $182 million. Following the completion of the transaction, SSHL became a wholly-owned subsidiary and we no longer have any ownership interest in Atrium.
* Non-GAAP measure; refer to "Non-GAAP Financial Measures" further below for explanatory notes and a reconciliation to the most directly comparable GAAP measure.
Dominic Silvester, Enstar CEO, said:

“We finished 2023 strong off the back of an excellent fourth quarter, as we received sizeable contributions from our investment portfolio and generated solid run-off liability earnings, which resulted in ROE for the full year of 24.2%. In addition, we repurchased $532 million of shares during the year, which contributed to our total growth in book value.”
“Turning to M&A, we maintained our leading market position through our completed loss portfolio transfer transactions with QBE and RACQ, as well as our bespoke agreement with AIG - all in acquiring $2.2 billion of liabilities. Looking ahead, we continue to see demand for our innovative legacy solutions and are confident that our strategy and robust business model will ensure we continue to meet our clients’ evolving needs as the dominant legacy player, while driving long-term shareholder value.”

Year Ended December 31, 2023 Highlights:

•Net income attributable to Enstar ordinary shareholders of $1.1 billion, or $68.47 per diluted ordinary share, compared to net loss attributable to Enstar ordinary shareholders of $906 million, or $52.65 per diluted ordinary share, for the year ended December 31, 2022.
•ROE of 24.2% and Adjusted ROE* of 18.8%, compared to (15.6)% and (1.1)%, respectively, for the year ended December 31, 2022. ROE performance was driven by investment returns of $1.1 billion, a tax benefit from the enactment of the Bermuda Corporate Income Tax Act 2023 of $205 million and a year-to-date net gain recognized on the completion of the novation of the Enhanzed Re reinsurance of a closed block of life annuity policies of $196 million.
•RLE of $131 million was driven by favorable development on our workers' compensation and property lines of business and a reduction in the provisions for ULAE, partially offset by charges to increase the value of certain portfolios that are held at fair value and adverse development on our general casualty line of business. In comparison, RLE of $756 million for the year ended December 31, 2022 was positively impacted by favorable development in our workers’ compensation and marine, aviation and transit lines of business and a reduction in the provisions for ULAE, as well as from reductions in the value of certain portfolio liabilities that are held at fair value. The favorable results in 2022 were partially offset by adverse development in our general casualty and motor lines of business.
•TIR of 7.2% and Adjusted TIR* of 5.3%, compared to (9.0)% and (0.2)%, respectively, for the year ended December 31, 2022. Recognized investment results benefited from net unrealized gains on our other investments, including equities, of $397 million, net investment income of $647 million, and net realized and unrealized gains on our fixed maturities, including OCI of $288 million.
•Completed LPT agreements with certain subsidiaries of QBE Insurance Group Limited (“QBE”) and with RACQ Insurance Limited (“RACQ”). At closing, we assumed net loss reserves of $2.0 billion from QBE and $179 million from RACQ in exchange for consideration of $1.9 billion and $179 million, respectively.
•Amended and restated our existing revolving credit agreement, increasing commitments from $600 million to $800 million and increasing the term by five years.
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•In addition to the voting ordinary shares repurchased in the fourth quarter, repurchased our remaining 1,597,712 non-voting convertible ordinary shares outstanding for $341 million at a price per share of $213.13, representing a 5% discount to the trailing 10-day volume weighted average price of our voting ordinary shares at the agreed March 2023 measurement date.

* Non-GAAP measure; refer to "Non-GAAP Financial Measures" further below for explanatory notes and a reconciliation to the most directly comparable GAAP measure.

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Key Financial and Operating Metrics

We use the following GAAP and Non-GAAP measures to monitor the performance of and manage the company:

	Year Ended				Year Ended
	December 31,				December 31,
	2023	2022	$ / pp / bp Change		2021	$ / pp / bp Change
	(in millions of U.S. dollars, except per share data)
Key Earnings Metrics
Net income (loss) attributable to Enstar ordinary shareholders	$1,082	$(906)	$1,988		$502	$(1,408)
Adjusted operating income (loss) attributable to Enstar ordinary shareholders*	$1,102	$(61)	$1,163		$565	$(626)
ROE	24.2%	(15.6)%	39.8	pp	7.9%	(23.5)	pp
Adjusted ROE*	18.8%	(1.1)%	19.9	pp	10.1%	(11.2)	pp

Key Run-off Metrics
Prior period development	$131	$756	$(625)		$403	$353
Adjusted prior period development*	$227	$489	$(262)		$381	$108
RLE	1.1%	6.3%	(5.2)	pp	3.9%	2.4	pp
Adjusted RLE*	1.8%	3.9%	(2.1)	pp	3.6%	0.3	pp

Key Investment Return Metrics
Total investable assets	$18,243	$19,540	$(1,297)		$21,708	$(2,168)
Adjusted total investable assets*	$18,968	$21,367	$(2,399)		$21,619	$(252)
Investment book yield	3.86%	2.47%	139	bp	1.84%	63	bp
TIR	7.2%	(9.0)%	16.2	pp	2.0%	(11.0)	pp
Adjusted TIR*	5.3%	(0.2)%	5.5	pp	3.6%	(3.8)	pp

	As of				As of
Key Shareholder Metrics	December 31, 2023	December 31, 2022			December 31, 2021
Book value per ordinary share	$343.45	$262.24	$81.21		$329.20	$(66.96)
Fully diluted book value per ordinary share*	$336.72	$258.92	$77.80		$323.43	$(64.51)

pp - Percentage point(s)
bp - Basis point(s)
*Non-GAAP measure; refer to "Non-GAAP Financial Measures" further below for explanatory notes and a reconciliation to the most directly comparable GAAP measure.

Enstar Group Limited | 2023 Press Release                 4

Results of Operations By Segment - For the Years Ended December 31, 2023, 2022 and 2021

Run-off Segment
The following is a discussion and analysis of the results of operations for our Run-off segment.

	2023	2022	$ Change	2021	$ Change
REVENUES	(in millions of U.S. dollars)
Net premiums earned	$43	$40	$3	$182	$(142)
Other income:
Reduction in estimates of net ultimate defendant A&E liabilities - prior periods	(1)	2	(3)	38	(36)
Reduction in estimated future defendant A&E expenses	2	1	1	5	(4)
All other income	9	19	(10)	30	(11)
Total other income	10	22	(12)	73	(51)
Total revenues	53	62	(9)	255	(193)

EXPENSES
Net incurred losses and LAE:
Current period	30	44	(14)	144	(100)
Prior period	(226)	(486)	260	(338)	(148)
Total net incurred losses and LAE	(196)	(442)	246	(194)	(248)
Acquisition costs	10	22	(12)	44	(22)
General and administrative expenses	177	143	34	188	(45)
Total expenses	(9)	(277)	268	38	(315)
SEGMENT NET INCOME	$62	$339	$(277)	$217	$122
Overall Results
2023 versus 2022: Net income from our Run-off segment decreased by $277 million, primarily due to:
•A $260 million decrease in favorable prior period development (“PPD”), mainly driven by a $198 million decrease in the reduction in estimates of net ultimate losses in comparison to 2022.
◦Results for the year ended December 31, 2023 were driven by favorable development of $200 million on our workers’ compensation line of business as a result of continued favorable claim settlements, most notably in the 2018, 2019 and 2021 acquisition years. We also had favorable development of $68 million on our property line of business relating to the 2022 acquisition year as a result of continued favorable claims experience; partially offset by
◦Adverse development on our general casualty line of business of $127 million, most notably impacting the 2019 and 2020 acquisition years, driven by increased average incurred losses in comparison to IBNR reserve assumptions.
◦Results for the year ended December 31, 2022 were driven by favorable development of $318 million on our workers’ compensation line of business as a result of favorable claim settlements, most notably in the 2017 to 2021 acquisition years. We also had favorable development of $56 million on our marine, aviation and transit lines of business relating to the 2014, 2018 and 2019 acquisition years as a result of favorable experience across a variety of claim types; partially offset by
◦Adverse development on our general casualty and motor lines of business of $57 million and $74 million, respectively, most notably impacting the 2020 acquisition year, as a result of worse than expected claims experience, adverse development on claims and higher than expected claims severity.
•An increase in general and administrative expenses of $34 million, primarily driven by an increase in salaries and benefits expenses and professional fees; and
•Reductions in current period net incurred losses and LAE and acquisition costs that were greater than our reductions in net premiums earned, following our exit of our StarStone International business beginning in 2020.
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2022 versus 2021: Net income from our Run-off segment increased by $122 million, primarily due to:
•A $148 million increase in favorable PPD, mainly driven by a $78 million increase in the reduction in estimates of net ultimate losses in comparison to 2021.
•As described above, results for the year ended December 31, 2022 were driven by favorable development on our workers’ compensation and marine, aviation and transit lines of business, partially offset by adverse development on our general casualty and motor lines of business.
•Results for the year ended December 31, 2021 were primarily related to favorable development on our workers’ compensation, property and marine, aviation and transit lines of business as a result of better than expected claims experience and favorable results from actuarial reviews, partially offset by adverse development on our general casualty line of business due to an increase in opioid exposure and increased expectations of latent claims and a lengthening of the payment pattern related to our 2019 acquisition year.
•A decrease in general and administrative expenses of $45 million, primarily driven by a continued decrease in salaries and benefits and other costs following our exit of our StarStone business beginning in 2020 and a reduction in IT costs as a result of reduced project activity; partially offset by
•A reduction in other income of $51 million, primarily driven by lower favorable prior period development related to our defendant A&E liabilities; and
•Reductions in current period net incurred losses and LAE and acquisition costs that were less than our reductions in net premiums earned, following our exit of our StarStone International business beginning in 2020.
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Investments Segment
The following is a discussion and analysis of the results of operations for our Investments segment.

	2023	2022	$ Change	2021	$ Change
REVENUES	(in millions of U.S. dollars)
Net investment income:
Fixed income securities	$539	$380	$159	$273	$107
Cash and restricted cash	36	8	28	—	8
Other investments, including equities	92	82	10	73	9
Less: Investment expenses	(20)	(25)	5	(37)	12
Total net investment income	647	445	202	309	136
Net realized (losses) gains:
Fixed income securities	(65)	(111)	46	(4)	(107)
Other investments, including equities	—	—	—	(57)	57
Total net realized (losses) gains	(65)	(111)	46	(61)	(50)
Net unrealized gains (losses):
Fixed income securities, trading	131	(1,060)	1,191	(203)	(857)
Other investments, including equities	397	(433)	830	384	(817)
Total net unrealized gains (losses)	528	(1,493)	2,021	181	(1,674)
Total revenues	1,110	(1,159)	2,269	429	(1,588)

EXPENSES
General and administrative expenses	43	37	6	37	—
Total expenses	43	37	6	37	—
Income (losses) from equity method investments	13	(74)	87	93	(167)
SEGMENT NET INCOME (LOSS)	$1,080	$(1,270)	$2,350	$485	$(1,755)
Overall Results
2023 versus 2022: Net income from our Investments segment was $1.1 billion compared to a net loss of $1.3 billion in 2022. The favorable movement of $2.4 billion was primarily due to:
•Net realized and unrealized gains on our fixed income securities of $66 million, driven by a decline in interest rates and tightening of investment grade credit spreads, compared to net realized and unrealized losses of $1.2 billion in 2022, primarily due to a significant increase in interest rates and widening of investment grade credit spreads;
•Net unrealized gains on our other investments, including equities, of $397 million, in comparison to losses of $433 million in 2022. The favorable variance of $830 million was primarily driven by:
◦Net gains for the year ended December 31, 2023, primarily driven by our public equities, private equity funds, private credit funds, CLO equities, fixed income funds, hedge funds and infrastructure funds, largely as a result of strong global equity market performance and tightening of high yield and leveraged loan credit spreads; in comparison to
◦Net losses for the year ended December 31, 2022, primarily driven by our public equities, fixed income funds, hedge funds and CLO equities, largely as a result of global equity market declines and widening of high yield and loan credit spreads;
•Income from equity method investments of $13 million, in comparison to losses of $74 million in 2022. This was primarily due to income on our investments in Core Specialty and Citco, which included a gain recorded in the fourth quarter of 2023 following our decision to divest our equity interest in Citco, partially offset by losses on our investment in Monument Re during the year ended December 31, 2023, compared to losses on our investments in Monument Re and Core Specialty in 2022; and
•An increase in our net investment income of $202 million, which is primarily due to the reinvestment of fixed maturities at higher yields, deployment of consideration received from LPT and insurance contract transactions
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closed over the past 12 months and the impact of rising interest rates on the $3.1 billion of our average fixed maturities outstanding during 2023 that are subject to floating interest rates. Our floating rate investments generated increased net investment income of $89 million, which equates to an increase of 246 basis points on those investments in comparison to 2022.
2022 versus 2021: Net loss from our Investments segment was $1.3 billion compared to net income of $485 million in 2021. The unfavorable movement of $1.8 billion was primarily due to:
•An increase in net realized and unrealized losses on our fixed income securities of $964 million, driven by rising interest rates and widening of investment grade credit spreads in 2022;
•Net unrealized losses on our other investments, including equities, of $433 million in 2022, in comparison to net realized and unrealized gains of $327 million in 2021. The unfavorable variance of $760 million was primarily driven by negative performance from our public equities, fixed income funds, CLO equities and hedge funds in 2022 as a result of significant volatility in global equity markets and widening of high yield and leveraged loan credit spreads; and
•Losses from equity method investments of $74 million, in comparison to income of $93 million in 2021, primarily due to losses on our investments in Monument Re and Core Specialty in 2022 and our acquisition of the controlling interest in Enhanzed Re, effective September 1, 2021. Prior to that date, the results of Enhanzed Re were recorded in income from equity method investments. Our consolidated net loss from Enhanzed Re for the year ended December 31, 2022 was $235 million which compared to $82 million from Enhanzed Re that was included in equity method investment income in 2021; partially offset by
•An increase in our net investment income of $136 million, which is primarily due to the investment of new premium and reinvestment of fixed maturities at higher yields and the impact of rising interest rates on the $2.9 billion of our average fixed maturities outstanding during the period that are subject to floating interest rates. Our floating rate investments generated increased net investment income of $59 million, which equates to an increase of 195 basis points on those investments in comparison to 2021.
Total investment losses on the fixed maturities that supported our Enhanzed Re life reinsurance (prior to the novation) for the years ended December 31, 2022 and 2021 were $304 million and $17 million, respectively.

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Income and (Loss) by Segment - For the Years Ended December 31, 2023, 2022 and 2021

	Year Ended				Year Ended
	December 31,				December 31,
	2023	2022	$ Change		2021	$ Change
	(in millions of U.S. dollars)
REVENUES
Run-off	$53	$62	$(9)		$255	$(193)
Assumed Life	277	17	260		5	12
Investments	1,110	(1,159)	2,269		429	(1,588)
Legacy Underwriting	—	10	(10)		43	(33)
Subtotal	1,440	(1,070)	2,510	—	732	(1,802)
Corporate and other	(11)	12	(23)		57	(45)
Total revenues	$1,429	$(1,058)	$2,487	$—	$789	$(1,847)

SEGMENT NET INCOME (LOSS)
Run-off	$62	$339	$(277)		$217	$122
Assumed Life	277	40	237		6	34
Investments	1,080	(1,270)	2,350		485	(1,755)
Legacy Underwriting	—	—	—		—	—
Total segment net income (loss)	1,419	(891)	2,310		708	(1,599)
Corporate and other	(337)	(15)	(322)		(206)	191
NET INCOME (LOSS) ATTRIBUTABLE TO ENSTAR ORDINARY SHAREHOLDERS	$1,082	$(906)	$1,988		$502	$(1,408)

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Cautionary Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of Enstar and its management team. Investors can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as ‘aim’, ‘anticipate’, ‘estimate’, ‘expect’, ‘intend’, ‘will’, ‘project’, ‘plan’, ‘believe’, ‘target’ and other words and terms of similar meaning in connection with any discussion of future events or performance. Investors are cautioned that any such forward-looking statements speak only as of the date they are made, are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Important risk factors regarding Enstar can be found under the heading "Risk Factors" in our Form 10-K for the year ended December 31, 2023 (which will be filed with the Securities and Exchange Commission) and in our Form 10-K for the year ended December 31, 2022 and are incorporated herein by reference. Furthermore, Enstar undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law.

About Enstar

Enstar is a NASDAQ-listed leading global (re)insurance group that offers capital release solutions through its network of group companies in Bermuda, the United States, the United Kingdom, Continental Europe and Australia. A market leader in completing legacy acquisitions, Enstar has acquired over 115 companies and portfolios since its formation. For further information about Enstar, see www.enstargroup.com.

Contacts

For Investors: Matthew Kirk (investor.relations@enstargroup.com)
For Media: Jenna Kerr (communications@enstargroup.com)
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ENSTAR GROUP LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended December 31, 2023 and 2022 and the Years Ended December 31, 2023, 2022 and 2021

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022	2021
	(expressed in millions of U.S. dollars, except share and per share data)
REVENUES
Net premiums earned	$14	$14	$43	$66	$245
Net investment income	176	153	647	455	312
Net realized losses	(10)	(23)	(65)	(111)	(61)
Net unrealized gains (losses)	306	38	528	(1,503)	178
Other (expense) income	(4)	2	276	35	42
Net gain on purchase and sales of subsidiaries	—	—	—	—	73
Total revenues	482	184	1,429	(1,058)	789

EXPENSES
Net incurred losses and loss adjustment expenses
Current period	12	9	30	48	172
Prior periods	(96)	(280)	(131)	(756)	(403)
Total net incurred losses and loss adjustment expenses	(84)	(271)	(101)	(708)	(231)
Policyholder benefit expenses	—	—	—	25	(3)
Amortization of net deferred charge assets	31	20	106	80	55
Acquisition costs	4	3	10	23	57
General and administrative expenses	104	97	369	331	367
Interest expense	23	18	90	89	69
Net foreign exchange losses (gains)	24	12	—	(15)	(12)
Total expenses	102	(121)	474	(175)	302

INCOME (LOSS) BEFORE INCOME TAXES	380	305	955	(883)	487
Income tax benefit (expense)	238	16	250	12	(27)
(Losses) income from equity method investments	(9)	(86)	13	(74)	93
NET INCOME (LOSS)	609	235	1,218	(945)	553
Net (income) loss attributable to noncontrolling interest	(1)	1	(100)	75	(15)
NET INCOME (LOSS) ATTRIBUTABLE TO ENSTAR GROUP LIMITED	608	236	1,118	(870)	538
Dividends on preferred shares	(9)	(9)	(36)	(36)	(36)
NET INCOME (LOSS) ATTRIBUTABLE TO ENSTAR GROUP LIMITED ORDINARY SHAREHOLDERS	$599	$227	$1,082	$(906)	$502

Earnings (loss) per ordinary share attributable to Enstar:
Basic	$40.14	$13.34	$69.22	$(52.65)	$25.33
Diluted	$39.71	$13.26	$68.47	$(52.65)	$24.94
Weighted average ordinary shares outstanding:
Basic	14,923,541	17,021,348	15,631,770	17,207,229	19,821,259
Diluted	15,083,306	17,121,606	15,802,618	17,323,130	20,127,131
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ENSTAR GROUP LIMITED
CONSOLIDATED BALANCE SHEETS
As of December 31, 2023 and 2022

	December 31, 2023	December 31, 2022
	(in millions of U.S. dollars, except share data)
ASSETS
Short-term investments, trading, at fair value	$2	$14
Short-term investments, available-for-sale, at fair value (amortized cost: 2023 — $62; 2022 — $37)	62	38
Fixed maturities, trading, at fair value	1,949	2,370
Fixed maturities, available-for-sale, at fair value (amortized cost: 2023 — $5,642; 2022 — $5,871; net of allowance: 2023 — $16; 2022 — $33)	5,261	5,223
Funds held	5,251	5,622
Equities, at fair value (cost: 2023 — $615; 2022 — $1,357)	701	1,250
Other investments, at fair value (includes consolidated variable interest entity: 2023 - $59; 2022 - $3)	3,853	3,296
Equity method investments	334	397
Total investments	17,413	18,210
Cash and cash equivalents (includes consolidated variable interest entity: 2023 — $8; 2022 — $0)	564	822
Restricted cash and cash equivalents	266	508
Accrued interest receivable	71	72
Reinsurance balances recoverable on paid and unpaid losses (net of allowance: 2023 — $131; 2022 — $131)	740	856
Reinsurance balances recoverable on paid and unpaid losses, at fair value	217	275
Insurance balances recoverable (net of allowance: 2023 and 2022 — $5)	172	177
Net deferred charge assets	731	658
Other assets	739	576
TOTAL ASSETS	$20,913	$22,154
LIABILITIES
Losses and loss adjustment expenses	$11,196	$11,721
Losses and loss adjustment expenses, at fair value	1,163	1,286
Future policyholder benefits	—	821
Defendant asbestos and environmental liabilities	567	607
Insurance and reinsurance balances payable	43	100
Debt obligations	1,831	1,829
Other liabilities (includes consolidated variable interest entity: 2023 — $1; 2022 — $0)	465	462
TOTAL LIABILITIES	15,265	16,826
COMMITMENTS AND CONTINGENCIES

REDEEMABLE NONCONTROLLING INTERESTS	—	168

SHAREHOLDERS’ EQUITY
Ordinary Shares (par value $1 each, issued and outstanding 2023: 15,196,685; 2022: 17,588,050):
Voting Ordinary Shares (issued and outstanding 2023: 15,196,685; 2022: 15,990,338)	15	16
Non-voting convertible ordinary Series C Shares (issued and outstanding 2023: 0; 2022: 1,192,941)	—	1
Non-voting convertible ordinary Series E Shares (issued and outstanding 2023: 0; 2022: 404,771)	—	—
Preferred Shares:
Series C Preferred Shares (issued and held in treasury 2023 and 2022: 388,571)	—	—
Series D Preferred Shares (issued and outstanding 2023 and 2022: 16,000; liquidation preference $400)	400	400
Series E Preferred Shares (issued and outstanding 2023 and 2022: 4,400; liquidation preference $110)	110	110
Treasury shares, at cost (Series C Preferred shares 2023 and 2022: 388,571)	(422)	(422)
Joint Share Ownership Plan (voting ordinary shares, held in trust 2023 and 2022: 565,630)	(1)	(1)
Additional paid-in capital	579	766
Accumulated other comprehensive loss	(336)	(302)
Retained earnings	5,190	4,406
Total Enstar Shareholders’ Equity	5,535	4,974
Noncontrolling interests	113	186
TOTAL SHAREHOLDERS’ EQUITY	5,648	5,160
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY	$20,913	$22,154
Enstar Group Limited | 2023 Press Release                 12

Non-GAAP Financial Measures

In addition to our key financial measures presented in accordance with GAAP, we present other non-GAAP financial measures that we use to manage our business, compare our performance against prior periods and against our peers, and as performance measures in our incentive compensation program.
These non-GAAP financial measures provide an additional view of our operational performance over the long-term and provide the opportunity to analyze our results in a way that is more aligned with the manner in which our management measures our underlying performance.
The presentation of these non-GAAP financial measures, which may be defined and calculated differently by other companies, is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.
Some of the adjustments reflected in our non-GAAP measures are recurring items, such as the exclusion of adjustments to net realized and unrealized (gains)/losses on fixed maturity investments recognized in our income statement, the fair value of certain of our loss reserve liabilities for which we have elected the fair value option, and the amortization of fair value adjustments.
Management makes these adjustments in assessing our performance so that the changes in fair value due to interest rate movements, which are applied to some but not all of our assets and liabilities as a result of preexisting accounting elections, do not impair comparability across reporting periods.
It is important for the readers of our periodic filings to understand that these items will recur from period to period.
However, we exclude these items for the purpose of presenting a comparable view across reporting periods of the impact of our underlying claims management and investments without the effect of interest rate fluctuations on assets that we anticipate to hold to maturity and non-cash changes to the fair value of our reserves.
Similarly, our non-GAAP measures reflect the exclusion of certain items that we deem to be nonrecurring, unusual or infrequent when the nature of the charge or gain is such that it is not reasonably likely that such item may recur within two years, nor was there a similar charge or gain in the preceding two years. This includes adjustments related to bargain purchase gains on acquisitions of businesses, net gains or losses on sales of subsidiaries, net assets of held for sale or disposed subsidiaries classified as discontinued operations and other items that we separately disclose.
The following table presents more information on each non-GAAP measure. The results and GAAP reconciliations for these measures are set forth further below.

Non-GAAP Measure	Definition	Purpose of Non-GAAP Measure over GAAP Measure
Fully diluted book value per ordinary share	Total Enstar ordinary shareholders' equity Divided by Number of ordinary shares outstanding, adjusted for: -the ultimate effect of any dilutive securities on the number of ordinary shares outstanding
Increases the number of ordinary shares to reflect the exercise of equity awards granted but not yet vested as, over the long term, this presents both management and investors with a more economically accurate measure of the realizable value of shareholder returns by factoring in the impact of share dilution.

We use this non-GAAP measure in our incentive compensation program.

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Adjusted return on equity (%)	Adjusted operating income (loss) attributable to Enstar ordinary shareholders divided by adjusted opening Enstar ordinary shareholder's equity
Calculating the operating income (loss) as a percentage of our adjusted opening Enstar ordinary shareholders' equity provides a more consistent measure of the performance of our business by enabling comparison between the financial periods presented.

We eliminate the impact of net realized and unrealized (gains) losses on fixed maturities and funds-held directly managed and the change in fair value of insurance contracts for which we have elected the fair value option, as:
•we typically hold most of our fixed maturities until the earlier of maturity or the time that they are used to fund any settlement of related liabilities which are generally recorded at cost; and
•removing the fair value option improves comparability since there are limited acquisition years for which we elected the fair value option.

Therefore, we believe that excluding their impact on our earnings improves comparability of our core operational performance across periods.

We include fair value adjustments as non-GAAP adjustments to the adjusted operating income (loss) attributable to Enstar ordinary shareholders as they are non-cash charges that are not reflective of the impact of our claims management strategies on our loss portfolios.

We eliminate the net gain (loss) on the purchase and sales of subsidiaries and net income from discontinued operations, as these items are not indicative of our ongoing operations.

We use this non-GAAP measure in our incentive compensation program.

Adjusted operating income (loss) attributable to Enstar ordinary shareholders (numerator)
Net income (loss) attributable to Enstar ordinary shareholders, adjusted for:
-net realized and unrealized (gains) losses on fixed maturities and funds held-directly managed,
-change in fair value of insurance contracts for which we have elected the fair value option (1),
-amortization of fair value adjustments,
-net gain/loss on purchase and sales of subsidiaries (if any),
-net income from discontinued operations (if any),
-tax effects of adjustments, and
-adjustments attributable to noncontrolling interests

Adjusted opening Enstar ordinary shareholders' equity (denominator)
Opening Enstar ordinary shareholders' equity, less:
-net unrealized gains (losses) on fixed maturities and funds held-directly managed,
-fair value of insurance contracts for which we have elected the fair value option (1),
-fair value adjustments, and
-net assets of held for sale or disposed subsidiaries classified as discontinued operations (if any)

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Adjusted run-off liability earnings (%)	Adjusted PPD divided by average adjusted net loss reserves.
Calculating the RLE as a percentage of our adjusted average net loss reserves provides a more meaningful and comparable measurement of the impact of our claims management strategies on our loss portfolios across acquisition years and also to our overall financial periods.

We use this measure to evaluate the impact of our claims management strategies because it provides visibility into our ability to settle our claims obligations for amounts less than our initial estimate at the point of acquiring the obligations.

The following components of periodic recurring net incurred losses and LAE and net loss reserves are not considered key components of our claims management performance for the following reasons:

•Prior to the settlement of the contractual arrangements, the results of our Legacy Underwriting segment were economically transferred to a third party primarily through use of reinsurance and a Capacity Lease Agreement(2); as such, the results were not a relevant contribution to Adjusted RLE, which is designed to analyze the impact of our claims management strategies;
•The results of our Assumed Life segment relate only to our prior exposure to active property catastrophe business; as this business was not in run-off, the results were not a relevant contribution to Adjusted RLE;
•The change in fair value of insurance contracts for which we have elected the fair value option(1) has been removed to support comparability between the two acquisition years for which we elected the fair value option in reserves assumed and the acquisition years for which we did not make this election (specifically, this election was only made in the 2017 and 2018 acquisition years and the election of such option is irrevocable); and
•The amortization of fair value adjustments are non-cash charges that obscure our trends on a consistent basis.

We include our performance in managing claims and estimated future expenses on our defendant A&E liabilities because such performance is relevant to assessing our claims management strategies even though such liabilities are not included within the loss reserves.

We use this measure to assess the performance of our claim strategies and part of the performance assessment of our past acquisitions.

Adjusted prior period development (numerator)
Prior period net incurred losses and LAE, adjusted to:
Remove:
-Legacy Underwriting and Assumed Life operations
-amortization of fair value adjustments,
-change in fair value of insurance contracts for which we have elected the fair value option (1),
and
Add:
-the reduction/(increase) in estimates of net ultimate liabilities and reduction in estimated future expenses of our defendant A&E liabilities.

Adjusted net loss reserves (denominator)
Net losses and LAE, adjusted to:
Remove:
-Legacy Underwriting and Assumed Life net loss reserves
-current period net loss reserves
-net fair value adjustments associated with the acquisition of companies,
-the fair value adjustments for contracts for which we have elected the fair value option (1) and
Add:
-net nominal defendant A&E liability exposures and estimated future expenses.

Adjusted total investment return (%)	Adjusted total investment return (dollars) recognized in earnings for the applicable period divided by period average adjusted total investable assets.	Provides a key measure of the return generated on the capital held in the business and is reflective of our investment strategy.

Provides a consistent measure of investment returns as a percentage of all assets generating investment returns.

We adjust our investment returns to eliminate the impact of the change in fair value of fixed maturities (both credit spreads and interest rates), as we typically hold most of these investments until the earlier of maturity or used to fund any settlement of related liabilities which are generally recorded at cost.
Adjusted total investment return ($) (numerator)
Total investment return (dollars), adjusted for:
-net realized and unrealized (gains) losses on fixed maturities and funds held-directly managed; and
-unrealized (gains) losses on fixed maturities, AFS included within OCI, net of reclassification adjustments and excluding foreign exchange.

Adjusted average aggregate total investable assets (denominator)	Total average investable assets, adjusted for: -net unrealized (gains) losses on fixed maturities, AFS included within AOCI -net unrealized (gains) losses on fixed maturities, trading
(1) Comprises the discount rate and risk margin components.
(2) The reinsurance contractual arrangements (including the Capacity Lease Agreement) were settled during the second quarter of 2023. As a result of the settlement, we did not record any transactions in the Legacy Underwriting segment in 2023.
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Reconciliation of GAAP to Non-GAAP Measures

The table below presents a reconciliation of BVPS to Fully Diluted BVPS*:

	December 31, 2023			December 31, 2022			December 31, 2021
	Equity (1)	Ordinary Shares	Per Share Amount	Equity (1) (2)	Ordinary Shares	Per Share Amount	Equity (1)	Ordinary Shares	Per Share Amount
	(in millions of U.S. dollars, except share and per share data)
Book value per ordinary share	$5,025	14,631,055	$343.45	$4,464	17,022,420	$262.24	$5,813	17,657,944	$329.20
Non-GAAP adjustment:
Share-based compensation plans		292,190			218,171			315,205
Fully diluted book value per ordinary share*	$5,025	14,923,245	$336.72	$4,464	17,240,591	$258.92	$5,813	17,973,149	$323.43
(1) Equity comprises Enstar ordinary shareholders' equity, which is calculated as Enstar shareholders' equity less preferred shares ($510 million as of each of December 31, 2023, 2022 and 2021) prior to any non-GAAP adjustments.
(2) Enstar ordinary shareholders’ equity as of December 31, 2022 has been retrospectively adjusted by $273 million for the impact of adopting ASU 2018-12.
*Non-GAAP measure.

The tables below present a reconciliation of ROE to Adjusted ROE*:

	Three Months Ended
	December 31, 2023			December 31, 2022
	Net (loss) earnings (1)	Opening equity (1)	(Adj) ROE	Net (loss) earnings (1)	Opening equity (1)(7)	(Adj) ROE
	(in millions of U.S. dollars)
Net income/Opening equity/ROE (1)	$599	$4,367	13.7%	$227	$4,099	5.5%
Non-GAAP adjustments for loss (gains):
Net realized losses (gains) on fixed maturities, AFS (2) / Net unrealized losses (gains) on fixed maturities, AFS (3)	10	634		23	757
Net unrealized (gains) losses on fixed maturities, trading (2) / Net unrealized losses (gains) on fixed maturities, trading (3)	(108)	366		(53)	530
Net unrealized (gains) losses on funds held - directly managed (2) / Net unrealized losses (gains) on funds held - directly managed (3)	(96)	222		50	639
Change in fair value of insurance contracts for which we have elected the fair value option / Fair value of insurance contracts for which we have elected the fair value option (4)	54	(292)		28	(305)
Amortization of fair value adjustments / Fair value adjustments	4	(112)		(29)	(95)
Tax effects of adjustments (5)	5	—		(1)	—
Adjustments attributable to noncontrolling interests (6)	—	—		(21)	—
Adjusted net income (loss)/Adjusted opening equity/Adjusted ROE*	$468	$5,185	9.0%	$224	$5,625	4.0%
(1) Net income (loss) comprises net income (loss) attributable to Enstar ordinary shareholders, prior to any non-GAAP adjustments. Opening equity comprises Enstar ordinary shareholders' equity, which is calculated as opening Enstar shareholders' equity less preferred shares ($510 million as of each of September 30, 2023 and 2022), prior to any non-GAAP adjustments.
(2) Net realized gains (losses) on fixed maturities, AFS are included in net realized gains (losses) in our consolidated statements of operations. Net unrealized gains (losses) on fixed maturities, trading and funds held - directly managed are included in net unrealized gains (losses) in our consolidated statements of operations.
(3) Our fixed maturities are held directly on our balance sheet and also within the "Funds held" balance.
(4) Comprises the discount rate and risk margin components.
(5) Represents an aggregation of the tax expense or benefit associated with the specific country to which the pre-tax adjustment relates, calculated at the applicable jurisdictional tax rate.
(6) Represents the impact of the adjustments on the net income (loss) attributable to noncontrolling interest associated with the specific subsidiaries to which the adjustments relate.
(7) Enstar ordinary shareholders’ equity as of September 30, 2022 has been retrospectively adjusted by $236 million for the impact of adopting ASU 2018-12.
*Non-GAAP measure.
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	Year Ended
	December 31, 2023			December 31, 2022			December 31, 2021
	Net income (loss)(1)	Opening equity (1)(2)	(Adj) ROE	Net income (loss) (1)	Opening equity (1)	(Adj) ROE	Net income (loss) (1)	Opening equity (1)	(Adj) ROE
	(in millions of U.S. dollars)
Net income (loss)/Opening equity/ROE (1)	$1,082	$4,464	24.2%	$(906)	$5,813	(15.6)%	$502	$6,326	7.9%
Non-GAAP adjustments for loss (gains):
Net realized losses (gains) on fixed maturities, AFS (3) / Net unrealized losses (gains) on fixed maturities, AFS (4)	65	647		111	36		4	(82)
Net unrealized (gains) losses on fixed maturities, trading (3) / Net unrealized losses (gains) on fixed maturities, trading (4)	(84)	400		503	(134)		144	(384)
Net unrealized (gains) losses on funds held - directly managed (3) / Net unrealized losses (gains) on funds held - directly managed (4)	(47)	780		567	9		62	(94)
Change in fair value of insurance contracts for which we have elected the fair value option / Fair value of insurance contracts for which we have elected the fair value option (5)	78	(294)		(200)	(107)		(75)	(33)
Amortization of fair value adjustments / Fair value adjustments	17	(124)		(18)	(106)		16	(128)
Net gain on purchase and sales of subsidiaries	—	—		—	—		(73)	—
Tax effects of adjustments (6)	(7)	—		(7)	—		(21)	—
Adjustments attributable to noncontrolling interests (7)	(2)	—		(111)	—		6	—
Adjusted net income (loss)/Adjusted opening equity/Adjusted ROE*	$1,102	$5,873	18.8%	$(61)	$5,511	(1.1)%	$565	$5,605	10.1%
(1) Net income (loss) comprises net income (loss) attributable to Enstar ordinary shareholders, prior to any non-GAAP adjustments. Opening equity comprises Enstar ordinary shareholders' equity, which is calculated as opening Enstar shareholders' equity less preferred shares ($510 million as of each of December 31, 2022, 2021 and 2020), prior to any non-GAAP adjustments.
(2) Enstar ordinary shareholders’ equity as of December 31, 2022 has been retrospectively adjusted by $273 million for the impact of adopting ASU 2018-12.
(3) Net realized gains (losses) on fixed maturities, AFS and funds held - directly managed are included in net realized gains (losses) in our consolidated statements of operations. Net unrealized gains (losses) on fixed maturities, trading and funds held - directly managed are included in net unrealized gains (losses) in our consolidated statements of operations.
(4) Our fixed maturities are held directly on our balance sheet and also within the "Funds held" balance.
(5) Comprises the discount rate and risk margin components.
(6) Represents an aggregation of the tax expense or benefit associated with the specific country to which the pre-tax adjustment relates, calculated at the applicable jurisdictional tax rate.
(7) Represents the impact of the adjustments on the net income (loss) attributable to noncontrolling interest associated with the specific subsidiaries to which the adjustments relate.
*Non-GAAP measure.

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The tables below present a reconciliation of PPD to Adjusted PPD* and RLE to Adjusted RLE*:

	Year Ended	As of			Year Ended
	December 31, 2023	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2023
	RLE/PPD	Net loss reserves	Net loss reserves	Average net loss reserves	RLE %
	(in millions of U.S. dollars)
PPD/net loss reserves/RLE %	$131	$11,585	$12,011	$11,798	1.1%
Non-GAAP adjustments for expenses (income):
Legacy Underwriting	—	—	(139)	(69)
Net loss reserves incurred in the current period	—	(30)	—	(15)
Amortization of fair value adjustments / Net fair value adjustments associated with the acquisition of companies	17	107	124	116
Changes in fair value - fair value option / Net fair value adjustments for contracts for which we have elected the fair value option (1)	78	246	294	270
Change in estimate of net ultimate liabilities - defendant A&E / Net nominal defendant A&E liabilities	(1)	527	572	550
Reduction in estimated future expenses - defendant A&E / Estimated future expenses - defendant A&E	2	33	35	34
Adjusted PPD/Adjusted net loss reserves/Adjusted RLE %*	$227	$12,468	$12,897	$12,684	1.8%
*Non-GAAP measure.

	Year Ended	As of			Year Ended
	December 31, 2022	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2022
	PPD	Net loss reserves	Net loss reserves	Average net loss reserves	RLE %
	(in millions of U.S. dollars)
PPD/net loss reserves/RLE %	$756	$12,011	$11,926	$11,969	6.3%
Non-GAAP adjustments for expenses (income):
Assumed Life	(55)	—	(181)	(91)
Legacy Underwriting	3	(135)	(153)	(144)
Net loss reserves incurred in the current period	—	(45)	—	(23)
Amortization of fair value adjustments / Net fair value adjustments associated with the acquisition of companies	(18)	124	106	115
Changes in fair value - fair value option / Net fair value adjustments for contracts for which we have elected the fair value option (1)	(200)	294	107	201
Change in estimate of net ultimate liabilities - defendant A&E / Net nominal defendant A&E liabilities	2	572	573	573
Reduction in estimated future expenses - defendant A&E / Estimated future expenses - defendant A&E	1	35	37	37
Adjusted PPD/Adjusted net loss reserves/Adjusted RLE %*	$489	$12,856	$12,415	$12,637	3.9%
*Non-GAAP measure.
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	Year Ended	As of			Year Ended
	December 31, 2021	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2021
	PPD	Net loss reserves	Net loss reserves	Average net loss reserves	RLE %
	(in millions of U.S. dollars)
PPD/Net loss reserves/RLE %	$403	$11,926	$8,763	$10,344	3.9%
Non-GAAP adjustments for expenses (income):
Net loss reserves incurred in the current period	—	(143)	—	(72)
Legacy Underwriting	(6)	(140)	(955)	(548)
Assumed Life	—	(179)	—	(90)
Amortization of fair value adjustments / Net fair value adjustments associated with the acquisition of companies	16	106	128	117
Changes in fair value - fair value option / Net fair value adjustments for contracts for which we have elected the fair value option (1)	(75)	107	33	70
Change in estimate of net ultimate liabilities - defendant A&E / Net nominal defendant A&E liabilities	38	573	615	594
Reduction in estimated future expenses - defendant A&E / Estimated future expenses - defendant A&E	5	37	43	40
Adjusted PPD/Adjusted net loss reserves/Adjusted RLE %*	$381	$12,287	$8,627	$10,455	3.6%
(1) Comprises the discount rate and risk margin components.
*Non-GAAP measure.

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The tables below present a reconciliation of our TIR to our Adjusted TIR*:

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022	2021
Investment results
Net investment income	$176	$153	$647	$455	$312
Net realized (losses) gains	(10)	(23)	(65)	(111)	(61)
Net unrealized gains (losses)	306	38	528	(1,503)	178
(Losses) income from equity method investments	(9)	(86)	13	(74)	93
Other comprehensive income:
Unrealized gains (losses) on fixed maturities, AFS, net of reclassification adjustments excluding foreign exchange	220	87	222	(570)	(100)
TIR ($)	$683	$169	$1,345	$(1,803)	$422

Non-GAAP adjustments:
Net realized and unrealized (gains) losses on fixed maturities, AFS and trading and funds held-directly managed	(194)	20	(66)	1,181	210
Unrealized (gains) losses on fixed maturities, AFS, net of reclassification adjustments excluding foreign exchange	(220)	(87)	(222)	570	100

Adjusted TIR ($)*	$269	$102	$1,057	$(52)	$732

Total investments	17,413	18,210	17,413	18,210	$19,616
Cash and cash equivalents, including restricted cash and cash equivalents	830	1,330	830	1,330	2,092
Total investable assets	$18,243	$19,540	$18,243	$19,540	$21,708

Average aggregate invested assets, at fair value (1)	$18,472	$19,503	$18,607	$20,079	$20,840
Annualized TIR % (2)	14.8%	3.5%	7.2%	(9.0)%	2.0%

Non-GAAP adjustment:
Net unrealized losses (gains) on fixed maturities, AFS investments included within AOCI and net unrealized losses (gains) on fixed maturities, trading instruments	725	1,827	725	1,827	(89)
Adjusted investable assets*	$18,968	$21,367	$18,968	$21,367	$21,619

Adjusted average aggregate invested assets, at fair value (3)	$19,445	$21,380	$19,769	$21,165	$20,561
Annualized adjusted TIR %* (4)	5.5%	1.9%	5.3%	(0.2)%	3.6%
(1) This amount is a two period average of the total investable assets for the three months ended December 31, 2023 and 2022, respectively, and a five period average for the years ended December 31, 2023, 2022 and 2021, respectively, as presented above, and is comprised of amounts disclosed in our quarterly and annual U.S. GAAP consolidated financial statements.
(2) Annualized TIR % is calculated by dividing the annualized TIR ($) by average aggregate invested assets, at fair value.
(3) This amount is a two period average of the adjusted investable assets* for the three months ended December 31, 2023 and 2022, respectively, and a five period average for the years ended December 31, 2023, 2022 and 2021, respectively, as presented above.
(4) Annualized adjusted TIR %* is calculated by dividing annualized adjusted TIR* ($) by adjusted average aggregate invested assets, at fair value*.
*Non-GAAP measure.
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